77D Policies with respect to security investments
COLUMBIA MASSACHUSETTS INTERMEDIATE MUNICIPAL BOND FUND
COLUMBIA CONNECTICUT INTERMEDIATE MUNICIPAL BOND FUND
COLUMBIA NEW JERSEY INTERMEDIATE MUNICIPAL BOND FUND
COLUMBIA NEW YORK INTERMEDIATE MUNICIPAL BOND FUND
COLUMBIA RHODE ISLAND INTERMEDIATE MUNICIPAL BOND FUND (the "Funds")

On November 1, 2005, the following language replaced the language currently in the section of the Statement of Additional Information entitled ADDITIONAL FUNDAMENTAL INVESTMENT POLICIES: Additional Fundamental Investment Policies
Each Fund may not, as a matter of fundamental policy:

1. Underwrite any issue of securities issued by other persons within the meaning of the 1933 Act except when it might be deemed to be an underwriter either: (a) in connection with the disposition of a portfolio security; or
   (b) in connection with the purchase of securities directly from the issuer thereof in accordance with its investment objective. This restriction shall not limit the Portfolio's ability to invest in securities issued by other registered investment companies.
2. Purchase or sell real estate, except a Fund may purchase securities of issuers which deal or invest in real estate and may purchase securities which are secured by real estate or interests in real estate and it may hold and dispose of real estate or interests in real estate acquired through the exercise of its rights as a holder of securities which are secured by real estate or interests therein.
3. Purchase or sell commodities, except that a Fund may to the extent consistent with its investment objective, invest in securities of companies that purchase or sell commodities or which invest in such programs, and purchase and sell options, forward contracts, futures contracts, and options on futures contracts and enter into swap contracts and other financial transactions relating to commodities. This limitation does not apply to foreign currency transactions including without limitation forward currency contracts.
4. Purchase any securities which would cause 25% or more of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that: (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, any state or territory of the United States, or any of their agencies, instrumentalities or political subdivisions; and (b) notwithstanding this limitation or any other fundamental investment limitation, assets may be invested in the securities of one or more management investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.
5. Make loans, except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.
6. Borrow money or issuesenior securities except to the extent permitted by the 1940 Act, the rules and regulations thereunder and any applicable exemptive relief.
7. Purchase securities (except securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities) of any one issuer if, as a result, more than 5% of its total assets will be invested in the securities of such issuer or it would own more than 10% of the voting securities of such issuer, except that: (a) up to 25% of its total assets may be invested without regard to these limitations and (b) a Fund's assets may be invested in the securities of one or more management investment companies to the extent permitted by the 1940 Act, the rules and regulations thereunder, or any applicable exemptive relief. For purposes of this restriction, tax exempt securities that are supported solely by the revenues of a particular private entity will be deemed to have been issued by that entity.

COLUMBIA CONNECTICUT TAX-EXEMPT FUND
COLUMBIA MASSACHUSETTS TAX-EXEMPT FUND
COLUMBIA NEW YORK TAX-EXEMPT FUND (the "Funds")

On November 1, 2005, the following language replaced the language currently in the section of the Statement of Additional Information entitled FUNDAMENTAL INVESTMENT POLICIES OF THE FUNDS: FUNDAMENTAL INVESTMENT POLICIES OF THE FUNDS The Investment Company Act of 1940, as amended (1940 Act), provides that a
"vote of a majority of the outstanding voting securities" means the affirmative vote of the lesser of (1) more than 50% of the outstanding shares of a Fund, or
(2) 67% or more of the shares present at a meeting if more than 50% of the outstanding shares are represented at the meeting in person or by proxy. The following fundamental investment policies cannot be changed without such a vote.

Each Fund may not, as a matter of fundamental policy:

1. Underwrite any issue of securities issued by other persons within the meaning of the Securities Act of 1933, as amended (the "1933 Act") except when it might be deemed to be an underwriter either: (a) in connection with the disposition of a portfolio security; or (b) in connection with the purchase of securities directly from the issuer thereof in accordance with its investment objective. This restriction shall not limit the Fund's ability to invest in securities issued by other registered investment companies.
2. Purchase or sell real estate, except a Fund may purchase securities of issuers which deal or invest in real estate and may purchase securities which are secured by real estate or interests in real estate and it may hold and dispose of real estate or interests in real estate acquired through the exercise of its rights as a holder of securities which are secured by real estate or interests therein.
3. Purchase or sell commodities, except that a Fund may to the extent consistent with its investment objective, invest in securities of companies that purchase or sell commodities or which invest in such programs, and purchase and sell options, forward contracts, futures contracts, and options on futures contracts and enter into swap contracts and other financial transactions relating to commodities. This limitation does not apply to foreign currency transactions including without limitation forward currency contracts.
4. Purchase any securities which would cause 25% or more of the value of its total assets at the time of purchase to be invested in the securities of one or more issuers conducting their principal business activities in the same industry, provided that: (a) there is no limitation with respect to obligations issued or guaranteed by the U.S. Government, any state or territory of the United States, or any of their agencies, instrumentalities or political subdivisions; and (b) notwithstanding this limitation or any other fundamental investment limitation, assets may be invested in the securities of one or more management investment companies to the extent permitted by the Act, the rules and regulations thereunder and any applicable exemptive relief.
5. Make loans, except to the extent permitted by the Act, the rules and regulations thereunder and any applicable exemptive relief.
6. Borrow money or issue senior securities except to the extent permitted by the Act, the rules and regulations thereunder and any applicable exemptive relief. Each Fund will, under normal circumstances, invest at least 80% of its total assets in State Bonds, subject to applicable State requirements.

COLUMBIA CONNECTICUT TAX-EXEMPT FUND
COLUMBIA MASSACHUSETTS TAX-EXEMPT FUND
COLUMBIA NEW YORK TAX-EXEMPT FUND
COLUMBIA MASSACHUSETTS INTERMEDIATE MUNICIPAL BOND FUND
COLUMBIA CONNECTICUT INTERMEDIATE MUNICIPAL BOND FUND
COLUMBIA NEW JERSEY INTERMEDIATE MUNICIPAL BOND FUND
COLUMBIA NEW YORK INTERMEDIATE MUNICIPAL BOND FUND
COLUMBIA RHODE ISLAND INTERMEDIATE MUNICIPAL BOND FUND (the "Funds")

77E Legal Proceedings

On February 9, 2005, Columbia Management Advisors, Inc. (which has since merged into Banc of America Capital Management, LLC (now named Columbia Management Advisors, LLC)) ("Columbia") and Columbia Funds Distributor, Inc. (which has been renamed Columbia Management Distributors, Inc.) (the "Distributor") (collectively, the "Columbia Group") entered into an Assurance of Discontinuance with the New York Attorney General ("NYAG") (the "NYAG Settlement") and consented to the entry of a cease-and-desist order by the Securities and Exchange Commission ("SEC") (the "SEC Order"). The SEC Order and the NYAG Settlement are referred to collectively as the "Settlements". The Settlements contain substantially the same terms and conditions as outlined in the agreements in principle which Columbia Group entered into with the SEC and NYAG in March 2004.

Under the terms of the SEC Order, the Columbia Group agreed among other things, to: pay $70 million in disgorgement and $70 million in civil money penalties; cease and desist from violations of the antifraud provisions and certain other provisions of the federal securities laws; maintain certain compliance and ethics oversight structures; retain an independent consultant to review the Columbia Group's applicable supervisory, compliance, control and other policies and procedures; and retain an independent distribution consultant (see below). The Columbia Funds have also voluntarily undertaken to implement certain governance measures designed to maintain the independence of their boards of trustees. The NYAG Settlement also, among other things, requires Columbia and its affiliates to reduce management fees for certain Columbia Funds (including the former Nations Funds) and other mutual funds collectively by $32 million per year for five years, for a projected total of $160 million in management fee reductions.

Pursuant to the procedures set forth in the SEC order, the $140 million in settlement amounts described above will be distributed in accordance with a distribution plan developed by an independent distribution consultant and approved by the SEC. The independent distribution consultant has been in consultation with the staff of the SEC and has submitted a proposed plan of distribution. The SEC has not yet approved a final plan of distribution.

As a result of these matters or any adverse publicity or other developments resulting from them, there may be increased redemptions or reduced sales of fund shares, which could increase transaction costs or operating expenses, or have other adverse consequences for the funds.

A copy of the SEC Order is available on the SEC website at http://www.sec.gov. A copy of the NYAG Settlement is available as part of the Bank of America Corporation Form 8-K filing on February 10, 2005.

In connection with the events described in detail above, various parties have filed suit against certain funds, the Trustees of the Columbia Funds, FleetBoston Financial Corporation and its affiliated entities and/or Bank of America and its affiliated entities.

On February 20, 2004, the Judicial Panel on Multidistrict Litigation transferred these cases and cases against several other mutual fund companies based on similar allegations to the United States District Court in Maryland for consolidated or coordinated pretrial proceedings (the "MDL"). Subsequently, additional related cases were transferred to the MDL. On September 29, 2004, the plaintiffs in the MDL filed amended and consolidated complaints. One of these amended complaints is a putative class action that includes claims under the federal securities laws and state common law, and that names Columbia, the Distributor, the Trustees of the Columbia Funds, Bank of America Corporation and others as defendants. Another of the amended complaints is a derivative action purportedly on behalf of the Columbia Funds that asserts claims under federal securities laws and state common law.

On February 25, 2005, Columbia and other defendants filed motions to dismiss the claims in the pending cases. On March 1, 2006, for reasons stated in the court's memoranda dated November 3, 2005, the U.S. District Court for the District of Maryland granted in part and denied in part the defendants' motions to dismiss. The court dismissed all of the class action claims pending against the Columbia Funds Trusts and the Columbia Acorn Trust. As to Columbia, and the Distributor, the claims under the Securities Act of 1933, the claims under Sections 34(b) and 36(a) of the Investment Company Act of 1940 ("ICA") and the state law claims were dismissed. The claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and claims under Section 36(b) of the ICA along with related claims under Section 48(a) of the ICA were not dismissed.

On March 21, 2005, a purported class action was filed in Massachusetts state court alleging that the conduct, including market timing, entitles Class B shareholders in certain Columbia funds to an exemption from contingent deferred sales charges upon early redemption ("the CDSC Lawsuit"). The CDSC Lawsuit has been removed to federal court in Massachusetts and the federal Judicial Panel has transferred the CDSC Lawsuit to the MDL.

The MDL is ongoing. Accordingly, an estimate of the financial impact of this litigation on any fund, if any, cannot currently be made.

In 2004, certain Columbia funds, the Trustees of the Columbia Funds, advisers and affiliated entities were named as defendants in certain purported shareholder class and derivative actions making claims, including claims under the Investment Company and the Investment Advisers Acts of 1940 and state law. The suits allege, inter alia, that the fees and expenses paid by the funds are excessive and that the advisers and their affiliates inappropriately used fund assets to distribute the funds and for other improper purpose. On March 2, 2005, the actions were consolidated in the Massachusetts federal court as In re Columbia Entities Litigation. The plaintiffs filed a consolidated amended complaint on June 9, 2005. On November 30, 2005, the judge dismissed all claims by plaintiffs and ordered that the case be closed. The plaintiffs filed a notice of appeal on December 30, 2005 and this appeal is pending.




Columbia Connecticut Intermediate Municipal Bond Fund
Columbia Massachusetts Intermediate Municipal Bond Fund
Columbia New Jersey Intermediate Municipal Bond Fund
Columbia New York Intermediate Municipal Bond Fund
Columbia Rhode Island Intermediate Municipal Bond Fund
Columbia Connecticut Tax-Exempt Fund
Columbia Massachusetts Tax-Exempt Fund
Columbia New York Tax-Exempt Fund (Funds)

77M Mergers
On March 27, 2006, the Board of Trustees approved the reorganization of the Funds as a newly-formed series of Columbia Funds Series Trust I. The primary purpose of the Trust Reorganization is to facilitate compliance monitoring and administration for the Columbia Funds.


77O Transactions effected pursuant to Rule 10f-3

Columbia Connecticut Tax-Exempt Fund (Fund)

On February 9, 2006, Columbia Connecticut Tax-Exempt Fund (Fund) purchased 750,000 par value of bonds of Connecticut Housing Finance Authority 4.87% 11/15/36 (Securities) for a total purchase price of $750,000 from Goldman Sachs & Co. pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Merrill Lynch & Co.; UBS Investment Bank; M.R. Beal & Company; Bear Stearns & co., Inc.; Citigroup; RBC Dain Rauscher Inc.; A.G. Edwards & Sons, Inc.; Loop Capital Markets, LLC;
JP Morgan; Morgan Stanley; Raymond James & Associates; Roosevelt & Cross, Inc.; Wachovia BAnk, National Association.

On February 9, 2006, Columbia Connecticut Tax-Exempt Fund (Fund) purchased 375,000 par value of bonds of Connecticut Housing Finance Authority 4.87% 11/15/36 (Securities) for a total purchase price of $375,000 from RBC Dain Rauscher pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Merrill Lynch & Co.; UBS Investment Bank; M.R. Beal & Company; Bear Stearns & Co., Inc.; Citigroup; Goldman Sachs & Co.; A.G. Edwards & Sons, Inc.; Loop Capital Markets, LLC;
JP Morgan; Morgan Stanley; Raymond James & Associates; Roosevelt & Cross, Inc.; Wachovia BAnk, National Association.


On February 9, 2006, Columbia Connecticut Tax-Exempt Fund (Fund) purchased 375,000 par value of bonds of Connecticut Housing Finance Authority 4.87% 11/15/36 (Securities) for a total purchase price of $375,000 from CitiGroup Global Markets pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Merrill Lynch & Co.; UBS Investment Bank; M.R. Beal & Company; Bear Stearns & Co., Inc.; Goldman Sachs & Co.; RBC Dain Rauscher Inc.; A.G. Edwards & Sons, Inc.; Loop Capital Markets, LLC; JP Morgan; Morgan Stanley; Raymond James & Associates; Roosevelt
& Cross, Inc.; Wachovia BAnk, National Association.


On February 9, 2006, Columbia Connecticut Tax-Exempt Fund (Fund) purchased 375,000 par value of bonds of Connecticut Housing Finance Authority 4.87% 11/15/36 (Securities) for a total purchase price of $375,000 from Citi Group Global Markets pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Merrill Lynch & Co.; UBS Investment Bank; M.R. Beal & Company; Bear Stearns & Co., Inc.; Citigroup; RBC Dain Rauscher Inc.; A.G. Edwards & Sons, Inc.; Loop Capital Markets, LLC;
JP Morgan; Morgan Stanley; Raymond James & Associates; Roosevelt & Cross, Inc.; Wachovia BAnk, National Association.

Columbia Massachusetts Intermediate Bond Fund
On February 16, 2006, Columbia Massachusetts Intermediate Bond Fund (Fund) purchased 1,750,000 par value of bonds of Massachusetts Bay Transportation Authority Senior Sales Tax 5.25% '22 (Securities) for a total purchase price of 1,976,573 from Lehman Brothers pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Bear Stearns & Co. Inc.; Morgan Stanley; Raymond James & Associates, Inc.; Siebert Brandford Shank & Co., LLC; UBS Financial Services Inc.; Carolan & Co; Citigroup; Corby Capital Markets, Inc.; Goldman Sachs & Co.; JP Morgan; M.R. Beal & Company; Merrill Lynch & Co.; RBC Capital Markets.

On February 16, 2006, Columbia Massachusetts Intermediate Bond Fund (Fund) purchased 350,000 par value of bonds of Massachusetts Bay Transportation Authority Senior Sales Tax 5.25% '22 (Securities) for a total purchase price of 395,315 from Raymond James & Associates, Inc. pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Bear Stearns & Co. Inc.; Morgan Stanley; Lehman Brothers; Siebert Brandford Shank & Co., LLC;
UBS Financial Services Inc.; Carolan & Co; Citigroup; Corby Capital Markets, Inc.; Goldman Sachs & Co.; JP Morgan; M.R. Beal & Company; Merrill Lynch & Co.; RBC Capital Markets.

On February 16, 2006, Columbia Massachusetts Intermediate Bond Fund (Fund) purchased 700,000 par value of bonds of Massachusetts Bay Transportation Authority Senior Sales Tax 5.25% '22 (Securities) for a total purchase price of 790,629 from UBS Painewebber pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Lehman Brothers; Bear Stearns & Co. Inc.; Morgan Stanley; Raymond James & Associates, Inc.; Siebert Brandford Shank & Co., LLC; UBS Financial Services Inc.; Carolan & Co; Citigroup; Corby Capital Markets, Inc.; Goldman Sachs & Co.; JP Morgan; M.R. Beal & Company; Merrill Lynch & Co.; RBC Capital Markets.

On February 16, 2006, Columbia Massachusetts Intermediate Bond Fund (Fund) purchased 700,000 par value of bonds of Massachusetts Bay Transportation Authority Senior Sales Tax 5.25% '22 (Securities) for a total purchase price of 790,629 from RBC Dain Rauscher pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Lehman Brothers; Bear Stearns & Co. Inc.; Morgan Stanley; Raymond James & Associates, Inc.; Siebert Brandford Shank & Co., LLC; UBS Financial Services Inc.; Carolan & Co; Citigroup; Corby Capital Markets, Inc.; Goldman Sachs & Co.; JP Morgan; M.R. Beal & Company; Merrill Lynch & Co.; RBC Capital Markets.

Columbia New York Tax-Exempt Fund
On February 3, 2006, Columbia New York Tax-Exempt Fund (Fund) purchased 1,500,000 par value of bonds of New York Tobacco TSASC, Inc. 5.125% 6/1/42 (Securities) for a total purchase price of 1,446,060 from Bear Stearns pursuant to a public offering in which Banc of America Securities acted as a participating underwriter. Banc of America Securities may be considered to be an affiliate of the Fund.

The following information was collected pursuant to Rule 10f-3 procedures adopted by the Fund's Trustees:

o The Fund's advisor, Columbia Management Advisors, LLC believed that the gross underwriting spread associated with the purchase of the Securities was reasonable and fair compared to the spreads in connection with similar underwritings of similar securities being sold during a comparable period of time;

o The Securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the Securities being offered;

o The issuer of the Securities has been in continuous operation for at least three years;

o The amount of Securities purchased did not exceed 25% of the amount of the offering;

o The Securities were to be purchased at not more than the public offering price no later than the first day of the offering.

Along with Banc of America Securities, the following is a list of members of the underwriting syndicate for the aforementioned Securities: Citigroup; JP Morgan; First Albany Capital Inc.; Goldman, Sachs & Co; Lehman Brothers; Merrill Lynch
& Co.; Morgan Stanley; RBC Capital Markets; UBS Investment Bank; ABN AMRO Incorporated; M.R. Beal & Company; Fidelity Capital Markets; Loop Capital Markets LLC; Ramirez & Co. Inc.; Raymond James & Associates, Inc.; Roosevelt & Cross Incorporated; SWS Securities; Siebert Brandford Shank & Co; Wachovia Bank, National Association.